EXHIBIT 10.4
AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN
OF
AKAMAI TECHNOLOGIES, INC.
The Second Amended and Restated 2013 Stock Incentive Plan is hereby amended as follows:
1.    Section 4(a)(1) of the Plan is hereby deleted and a new Section 4(a)(1) is inserted in lieu thereof which shall read as follows:
“(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:
(1) 38,750,000 shares of Common Stock; and”

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN
OF
AKAMAI TECHNOLOGIES, INC.
The Second Amended and Restated 2013 Stock Incentive Plan is hereby amended as follows:
1.    Section 4(a)(1) of the Plan is hereby deleted and a new Section 4(a)(1) is inserted in lieu thereof which shall read as follows:
“(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:
(1)33,750,000 shares of Common Stock; and”

Akamai Technologies, Inc.
SECOND AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN
1. Purpose
The purpose of this 2013 Stock Incentive Plan (the “Plan”) of Akamai Technologies, Inc., a Delaware corporation (the “Company” or “Akamai”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2. Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8).

3. Administration and Delegation
(a) Administration by Board of Directors. The Plan will be administered by the Board. Subject to and consistent with the provisions of the Plan, the Board shall have the authority and discretion to: (i) determine which eligible employees, officers, directors, consultants and advisors will receive Awards, (ii) determine the number of shares of Common Stock (as hereinafter defined), cash, or other consideration to be covered by each Award, (iii) determine the terms and conditions of any Award (including Fair Market Value (as hereinafter defined), the exercise price, the vesting schedule, the term of the Award, and the period following termination from employment or service during which an Award may be exercised), (iv) approve forms of Award agreements and other documentation for use under the Plan, (v) adopt, alter, and repeal administrative rules, guidelines, and practices governing the operation of the Plan, (vi) interpret the provisions of the Plan and any Award documentation and remedy any ambiguities, omissions, or inconsistencies therein, (vii) modify or amend Awards, or grant waivers of Plan or Award conditions, (viii) determine the nature and provisions of Other Stock-Based Awards (as hereinafter defined) permitted pursuant to Section 8, and (ix) make all other determinations necessary or advisable for the administration of the Plan. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. Notwithstanding the foregoing, for purposes of granting Awards to directors, the Committee shall mean the Compensation Committee.
(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).”

(d) Awards to Non-Employee Directors. Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.
4. Stock Available for Awards
(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:
(1) 26,500,000 of Common Stock; and
(2) such additional number of shares of Common Stock as is equal to the sum of (i) the number of shares of Common Stock reserved for issuance under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) that remained available for grant immediately prior to the date this Plan was first approved by the Company’s stockholders and (ii) the number of shares of Common Stock subject to awards granted under the 2009 Plan, the Company’s Second Amended and Restated 1998 Stock Incentive Plan, the Company’s 2001 Stock Incentive Plan and the Company’s 2006 Stock Incentive Plan (together, the “Existing Plans”) which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares or shares purchased on the open market. Up to five million (5,000,000) shares of Common Stock shall be available under the Plan for Awards in the form of Incentive Stock Options (as defined in Section 5(b)).
(b) Share Counting. For purposes of counting the number of shares available for grant of Awards under the Plan pursuant to Section 4(a) and the sublimit contained in Section 4(c)(1):
(1) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimit listed in the first clause of this Section 4(b); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(2) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimit listed in the first clause of this Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(3) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to an Award (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(4) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(c) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:
(1) Per-Participant Limit. Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(c)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Non-Employee Directors. The maximum amount of cash and equity compensation (calculated in the case of equity awards based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $1,000,000. The Board of Directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board of Directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
(d) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
5. Stock Options
(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Akamai, any of Akamai’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. If the Fair Market Value (as defined below) of shares on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of shares to become exercisable in that calendar year will be Incentive Stock Options, and the Options for the shares with a Fair Market Value (as defined below) in excess of $100,000 that become exercisable in that calendar year will be Nonstatutory Stock Options. The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.
(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price shall be determined. The exercise price shall be specified in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date the Option is granted, provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.
(d) No Repricing of Options. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the canceled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided however, that no Option will be granted for a term in excess of 7 years.
(f) Exercise of Option. Options may be exercised by delivery to the Company of a notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise as soon as practicable following exercise.

(g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1) in cash or by check, payable to the order of the Company;
(2) except as may otherwise be provided in the applicable option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3) to the extent provided for in the applicable option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;
(5) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine;
(6) by any combination of the above permitted forms of payment.
(h) No Reload Rights. No option granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional Options in connection with any exercise of the original Option.
(i) No Dividend Equivalents. No option shall provide for the payment or accrual of dividend equivalents.
6. Stock Appreciation Rights
(a) General. The Board may grant Awards consisting of a Stock Appreciation Right (“SAR”) entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the grant price established pursuant to Section 6(c)). The date as of which such appreciation is determined shall be the exercise date.
(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.
(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.
(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR agreement.
(c) Grant Price. The Board shall establish the grant price or exercise price of a SAR or the formula by which such exercise or grant price will be determined. The exercise or grant price shall be specified in the applicable SAR agreement. The exercise or grant price shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR, provided that if the Board approved the grant of the SAR effective as of a future date, the grant price shall be not less than 100% of the Fair Market Value on such future date.

(d) Term. The term of a SAR shall not be more than 7 years from the date of grant.
(e) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.
(f) No Repricing of SARs. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide an grant price per share that is lower than the then-current grant price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having a grant price per share lower than the then-current exercise price per share of the canceled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a grant price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.
(g) No Reload Rights. No SAR granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(h) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.
7. Restricted Stock; Restricted Stock Units Stock
(a) General. The Board may grant Awards of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. In addition, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at a future date on or after such Award vests (“Restricted Stock Units”). (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”.)

(b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.
(1) Dividends. Any dividend (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to the shareholders of that class of stock or, if later, the 15th day of the third month following the date of the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.
(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as any dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
(d) Additional Provisions Relating to Restricted Stock Units.
(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or an amount of cash equal to the Fair Market Value of such number of shares, as provided in the applicable Award agreement. The Board may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Code Section 409A. Any Restricted Stock Units with a mandatory or elected deferral may be referred to by the Board as “Deferred Stock Units.”
(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to be set forth in the applicable Award agreement. No interest will be paid on Dividend Equivalents.

8. Other Stock-Based Awards
The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”). Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto, and the terms and conditions of each Cash-Based Award.
9. Adjustments for Changes in Common Stock and Certain Other Events
(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sublimit set forth in Section 4(c), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the grant price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. If this Section 9(a) applies and Section 9(b) also applies to any event, Section 9(b) shall be applicable to such event, and this Section 9(a) shall not be applicable.
(b) Change in Control Events.
(1) Definitions.
(i) A “Change in Control Event” shall mean:
(A) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is canceled;

(B) any exchange of shares of Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction;
(C) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;
(D) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (I) the then-

outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (II) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);
provided, however, that for purposes of this subsection (D), the following acquisitions shall not constitute a Change in Control Event: (W) any acquisition directly from the Company, (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (Z) any acquisition by any corporation pursuant to a transaction which results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively;
(E) any sale of all or substantially all of the assets of the Company; or
(F) the complete liquidation of the Company.
(ii) “Good Reason” shall mean (A) a material reduction in the Participant’s base compensation; or (B) a requirement that the Participant relocate to, or perform his or her principal job functions at, an office that is more than twenty-five (25) miles from the office at which the Participant was previously performing his or her principal job functions; provided, however, that no such event shall constitute Good Reason unless (X) the Participant gives the Company a written notice of termination for Good Reason not more than 90 days after the initial existence of the condition, (Y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice and (Z) the Participant’s termination of employment occurs within one year following the Company’s receipt of such notice.
(iii) “Cause” shall mean (A) any act or omission by the Participant that has a significant adverse effect on the Company’s business or on the Participant’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (B) refusal or failure to perform assigned duties, serious misconduct, or excessive absenteeism, or (C) refusal or failure to comply with the Company’s Code of Business Ethics.
(2) Effect on Awards.
(i) In the case of and subject to the consummation of a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the Participant and the Company, all Performance Awards (as defined below) shall be deemed earned immediately prior to the Change in Control Event based upon achievement of (A) actual performance of the applicable metrics for any Performance Awards for which the applicable performance period has been fully completed as of the date of the Change in Control Event and (B) target level performance of the applicable performance metrics for any Performance Awards for which the performance period has not been completed or has been partially completed as of the date of the Change in Control Event (any Performance Awards that are deemed earned pursuant to this Section 9(b)(2)(i), “Earned Performance Awards”).
(ii) In the case of a Change in Control Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Change in Control Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Change in Control Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the Participant and the Company, all Awards with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Change in Control Event and all Earned Performance Awards shall become fully vested and exercisable as of immediately prior to the effective time of the Change in Control Event. In the event of a termination of outstanding Awards granted under the Plan upon a Change in Control Event, (A) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the Participant holding Options and SARs, in exchange for the cancellation thereof, in an amount equal to the difference between (x) the price paid for each share of Common Stock in the Change in Control Event (the “Sale Price”) multiplied by the number of shares of Common Stock subject to outstanding Options and SARs (to the extent then exercisable at prices not in excess of the Sale Price) and (y) the aggregate exercise price of all such outstanding Options and SARs (provided that, in the case of an Option or SAR with an exercise price equal to or greater than the Sale Price, such Option or SAR shall be cancelled for no consideration); or (B) each Participant shall be permitted, within a specified period of time prior to the consummation of the Change in Control Event as determined by the Board, to exercise all outstanding Options and SARs (to the extent then exercisable) held by such Participant. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to Participants holding Awards other than Options and SARs in an amount equal to the Sale Price multiplied by the number of vested shares of Common Stock underlying such Awards.
For purposes of this Section 9(b)(2)(ii), an Award shall be considered assumed if, following consummation of the Change in Control Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Change in Control Event, the consideration (whether cash, securities or other property) received as a result of the Change in Control Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Change in Control Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Change in Control Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Change in Control Event.
(iii) To the extent the parties to a Change in Control Event provide for the assumption, continuation or substitution of Awards, except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the Participant and the Company, each such assumed, continued or substituted Award (including, for the avoidance of doubt, any Earned Performance Award) shall become immediately vested, exercisable, or free from forfeiture, as applicable, upon the termination of the Participant’s employment if the Participant’s employment with the Company or a successor corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the successor corporation, in either case on or prior to the first anniversary of the date of the consummation of a Change in Control Event.
10 General Provisions Applicable to Awards
(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act, provided that Incentive Stock Options and Awards that are subject to Section 409A of the Code may be transferable only to the extent permitted by the Code; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.
(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to (but, except as expressly contemplated by another provision herein, not inconsistent with) those set forth in the Plan.
(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the

Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. The Board may require the Company’s tax withholding obligations to be satisfied, in whole or in part, by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. The Board may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Common Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f) Amendment of Award. Except as provided in Sections 5(d) and 6(f), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless either (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h) Acceleration. Except as set forth in Section 10(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
(i) Performance Awards. Awards under the Plan may be made subject to the achievement of performance goals as the Board may determine (“Performance Awards”), subject to the limit in Section 4(c)(1) on shares covered by such grants. The Committee shall certify in writing (which may be satisfied by the inclusion of such a determination in the minutes of a meeting of such Committee) that the performance goals and other material terms applicable to such Award were satisfied.
(j) Minimum Vesting. Subject to Section 10(h), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).
11 Miscellaneous
(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders. No Awards shall be granted under the Plan after May 12, 2032 and no awards of Incentive Stock Options may be granted after March 16, 2032, but Awards previously granted may extend beyond that date.
(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (ii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 9), (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan, or (D) materially increasing benefits generally available to Participants shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.
(e) Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
(f) Compliance With Code Section 409A. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a) (2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company shall have no liability to a Participant, or any other Party if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.
(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.
(h) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(i) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.